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                                                                    EXHIBIT (23)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Southern Michigan Bancorp, Inc. on Form S-3 (Registration No. 33-24977), of our report dated February 2, 1998 on the 1997 consolidated financial statements of Southern Michigan Bancorp, Inc., which report is included in the 1997 Annual Report on Form 10-K of Southern Michigan Bancorp, Inc.





                                               Crowe, Chizek and Company LLP


Grand Rapids, Michigan
March 23, 1998